Exhibit 16.1

BAUM & COMPANY, P.A.

1688 MERIDIAN AVENUE, SUITE 504

MIAMI BEACH, FLORIDA 33139

July 18, 2017

Office of the Chief Accountant

Securities and Exchange Commission 100 F Street, NE

Washington, DC 20549

Re:

Turnkey Capital, Inc.

File Reference No. 333-186282

To Whom It May Concern:

We were previously the independent registered public accounting firm for Turnkey Capital, Inc. and under the date of April 19, 2017, we reported on the financial statements of Turnkey Capital, Inc. as of December 31, 2016 and 2015, and for each of the two years in the period ended December 31, 2016.

Upon the conclusion of my engagement on July 18, 2017, the Company changed the independent public accounting firm. We have read Turnkey Capital, Inc.'s disclosures included in Item 4.01 "Changes in Registrant's Certifying Accountant" on Turnkey Capital, Inc.'s Form 8-K dated July 18, 2017, to be filed with the Securities and Exchange Commission and we agree with such statements as they pertain to Baum & Company PA..

Thank you for your attention to this matter.

Sincerely,

/s/ Joel Baum

Joel Baum, CPA